UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 26, 2016

(Date of earliest event reported)

Gas Natural Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	001-34585 (Commission File Number)	27-3003768 (I.R.S. Employer Identification No.)

1375 East Ninth Street, Suite 3100, Cleveland, Ohio (Address of principal executive offices)	44114 (Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2016, Vincent A. Parisi informed the Board of Directors (the “Board”) of Gas Natural Inc. (the “Company”) of his intention to resign as the Company’s Vice President and General Counsel effective October 28, 2016. Mr. Parisi will join NiSource, Inc. as its Vice President of Finance and Regulatory.

Mr. Parisi’s resignation from the Company constitutes voluntary termination by him under the terms of his employment agreement. Under the terms of his employment agreement, Mr. Parisi is not entitled to severance compensation or any other compensation arrangements and benefits, the material terms of which have been previously described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on June 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Christopher J. Hubbert
Name:	Christopher J. Hubbert
Title:	Corporate Secretary

Dated: September 30, 2016